May 26, 2011

Michael Metcalf

Voice Assist, Inc.

CEO & Chairman

2 South Pointe, Ste. 100

Lake Forest, CA  92630

Re: Proposed Private Placement of Securities

Dear Mr. Metcalf:

This is to confirm the understanding and agreement between Paulson Investment Company, Inc. (referred to herein as “we”, “us” or “our” and the like) and Voice Assist, Inc. (referred to herein as “you”, “your” and the like), as follows:

1.

Engagement.  We will serve as your  placement agent to place, on a best-efforts basis, in connection with a private placement of a minimum of $1,000,000 and up to a maximum of $2,000,000 of aggregate number of  the units (the “Units”) as more fully described and on the terms and conditions set forth in the Term Sheet attached hereto and made a part hereof (the “Placement”) in a transaction intended to qualify from the safe harbor exemption to the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereunder (the “Placement”).  As such, the Units will be offered exclusively to persons who qualify as “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Act.

2.

Services.  As Placement Agent, we will provide the following services to you in connection with the Placement: (i) advise you as to valuation, pricing, structure and strategy; (ii) represent you in any negotiations with investors; (iii) identify persons who are accredited investors who may have an interest in the Placement; and (iv) all other services directly related to the Placement as reasonably requested by you.

In order for us to advise you effectively it is necessary that you make available to us all pertinent information that we reasonably request in connection with the performance of our services hereunder, including information concerning your business, assets, operations and financial condition. You agree that we may rely upon the accuracy and completeness of information that you provide to us without independent verification and further, that we are authorized to make appropriate use of such information.

3.

Right to Retain Subagents.  We shall have the right in our sole discretion to retain one or more FINRA-registered investment banking firms to serve as subagents in connection with the Placement. Any compensation payable to subagents, if any, shall be our responsibility.

Voice Assist, Inc.

May 26, 2011

4.

Term. The term of our engagement hereunder will extend from the date hereof and shall be terminated on the close of business (Pacific Time) on July 31, 2011, unless extended for up to two months by mutual agreement. Any obligation for our fees or expense reimbursement earned prior to termination under this agreement will survive any such termination.

5.

Fees and Expenses.  You agree to pay us a cash placement agent fee equal to 10% of the aggregate funds raised in the Placement and five-year placement agent warrants for 10% of the aggregate funds raised in the Placement.  Such compensation shall be payable at each closing in proportion to the aggregate funds raised at such closing.  In addition, up front, upon signing this letter, you agree to pay us an expense allowance in an amount equal to $5,000 to cover our legal and other expenses.  We will also receive an additional $10,000 upon the first closing of our escrow account for the remainder of our expense allowance. If the Placement is not consummated for any reason, we will be entitled, upon a presentation of a written accounting therefore in reasonable detail (but without the need to include the underlying statements or evidence of payment), to prompt reimbursement of our actual, reasonable, out-of-pocket expenses related to the Placement, including but not limited to fees and expenses of our legal counsel up to a maximum amount of $15,000 (less the amount of the expense allowance which you have advanced hereunder).

6.

Indemnification.  You agree to indemnify and hold us and our subagents (collectively, for purposes of this Section 6, the “Placement Agents”, which term includes our and their respective  directors, controlling persons (as such term is defined under the Securities Act of 1933), officers, employees and agents) harmless against and from all losses, claims, damages or liabilities, and all actions, claims, proceedings and investigations in respect thereof, arising out of or in connection with this engagement or the Placement Agents’ services rendered in connection with this engagement, and to reimburse the Placement Agents for all reasonable legal and other out-of-pocket expenses as incurred by the Placement Agents in connection with investigating, preparing or defending any such action, claim, proceeding or investigation; provided, however, you shall not be so liable to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted primarily and directly from the Placement Agents’ gross negligence or willful misconduct.

If for any reason the foregoing indemnification or reimbursement is unavailable to the Placement Agents or insufficient to hold it harmless (except by reason of the Placement Agents’ gross negligence or willful misconduct), then you shall contribute to the amount paid or payable by the Placement Agents as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by them on the one hand and the Placement Agents, on the other hand, the relative fault of the parties and any relevant equitable considerations; provided that, in no event, will the aggregate contribution of the Placement Agents hereunder exceed the amount of cash fees that were actually received by us pursuant to this agreement.

Voice Assist, Inc.

May 26, 2011

Your reimbursement, indemnity and contribution obligations under this Agreement shall be in addition to any liability that you may otherwise have, shall survive any termination of this

Agreement and shall be binding upon and extend to the benefit of any your successors, assigns, heirs and personal representatives.

We agree to indemnify you and hold you and your officers, directors, employees and controlling persons (as such term is defined under the Securities Act of 1933), harmless against and from all losses, claims, damages or liabilities, and all actions, claims, proceedings and investigations  in respect thereof, arising out of or in connection with any action or omission by any Placement Agent in connection with this engagement, and to reimburse you for all reasonable legal and other out-of-pocket expenses as incurred by you in connection with investigating, preparing or defending any such action, claim, proceeding or investigation; provided, however, we shall not be so liable unless such loss, claim, damage or liability is finally judicially determined to have resulted primarily and directly from such Placement Agent’s gross negligence or willful misconduct.

Our reimbursement, indemnity and contribution Obligations hereunder shall be in addition to any liability that we may otherwise have, shall survive any termination of this agreement and shall be binding upon and extend to the benefit of any of our successors, assigns, heirs and personal representatives.

7.

Right of First Refusal. The Company will give us the right of first refusal for any future financings (public or private) commencing on the first escrow closing for this private placement.  We will have 30 days to respond as to whether we accept or waive this right.  This right of first refusal will expire five years after the first escrow closing of this private placement.

8.

Our Duty. You acknowledge and agree that we are being engaged hereunder solely to provide the services described above to you, and that we are not acting as a fiduciary of, and shall have no duties or liabilities to, your equity holders or any other third party in connection with our engagement hereunder, all of which are hereby expressly waived.

9.

Miscellaneous. This Agreement may not be modified except in writing.  This agreement represents the entire understanding between you and us as to the subject matter hereof, and all prior discussions and negotiations are merged into them.  This agreement shall be governed by and construed in accordance with the laws of the State of Oregon.  In the event that any dispute among the parties to this agreement should result in arbitration or litigation, the prevailing party shall be entitled to recover from the non-prevailing party all of its related fees, costs and expenses, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

Voice Assist, Inc.

May 26, 2011

If this letter correctly sets forth the understanding between us, please so indicate by signing on the designated space below and returning a signed copy to us, whereupon this letter shall constitute the agreement between us.

Sincerely,

PAULSON INVESTMENT COMPANY, INC.

By:

/S/ Lorraine Maxfield

Title:

Senior VP, Corporate Finance

Agreed and accepted this 26 day of May, 2011

VOICE ASSIST, INC.

By:

/S/ Michael Metcalf

Title:

CEO